SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      GENERAL MOTORS ACCEPTANCE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                38-0572512
-----------------------                    ------------------
(State of incorporation                    (I.R.S. Employer
or organization)                           Identification No.)

3044 West Grand Boulevard, Detroit, Michigan      48202
--------------------------------------------    ----------
(Address of principal executive offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each Exchange on which
to be so registered               each class is to be registered
--------------------              ------------------------------
7% Notes due                      New York Stock Exchange, Inc.
August 15, 2001


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's 7% Notes due August 15, 2001 to be registered hereby is contained in the "Description of Securities" set forth in the Prospectus dated August 13, 1997 and Prospectus Supplement dated December 16, 1997, filed as part of the Registrant's Registration Statement Number 333-33183 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           General Motors Acceptance Corporation
                                           -------------------------------------
                                                        (Registrant)


Date:  January 21, 1998     By:  s/P.D. Bull
                            -------------------------------------
                            P.D. Bull, Vice President,
                            International Borrowings
                            and Global Banking

Listing Application to                                   370424-      -1
New York Stock Exchange, Inc.

                      General Motors Acceptance Corporation

           $25,000,000 principal amount of 7% Notes due August 15, 2001
           ------------------------------------------------------------

Securities Presently Issued:     50,000,000
Securities Held in Treasury:     NA

Securities Issued Pursuant to this Application:

  $25,000,000 principal amount of 7% Notes due August 15, 2001


Securities Reserved for Issuance Prior to this Application:    NA

Securities Authorized for Listing giving effect to this application:

  $25,000,000 principal amount of 7% Notes due August 15, 2001


All requisite approval and authorizations will have been received, and required supporting documents relating to this transaction will have been filed with the New York Stock Exchange.

By:
   ------------------------
Officer:    P.D. Bull
Title:      Vice President

The New York Stock Exchange, Inc. hereby authorizes the listing of $25,000,000 principal amount of 7% Notes due August 15, 2001 of General Motors Acceptance Corporation.

By:
   -------------------------
   Janice O'Neill
   Managing Director
   Listing Operations